Exhibit 99.2

Delivering Maximum and Certain Value to Virtusa Shareholders in All-Cash Transaction with Baring Private Equity Asia (BPEA)

Transaction Terms	■ Funds affiliated with BPEA will acquire all outstanding shares of common stock of Virtusa for **$51.35** per share in **an all-cash transaction valued at ~$2 billion** ■ Expected to close **in the first half of 2021**, subject to approval of Virtusa's shareholders, customary regulatory requirements, including CFIUS, and customary closing conditions ■ No financing condition
Significant Cash Premium	■ **Premium of approximately 27%** to the closing price of Virtusa common stock on September 9, 2020, the last trading day prior to announcement, **and premiums of approximately 29% and 46% to Virtusa's VWAPs for the last 30 and 60 trading days, respectively** ■ Implies **a valuation of 16.2x Firm Value / Last Twelve Months EBITDA** as of June 30, 2020
Thorough Process Following Interest	■ On July 20, 2020, the **Virtusa Board of Directors received an unsolicited proposal from an interested party** to acquire Virtusa ■ BOD authorized engagement with other strategic and financial parties. Signed NDA's with five parties and engaged with two others. After independent review of all options, **BOD unanimously determined that all-cash premium transaction with BPEA maximized value** ■ The Orogen Group ("Orogen"), which holds 108,000 shares of Virtusa Convertible Preferred Stock and whose CEO is Vikram Pandit, an independent member of the Board, **has entered into a voting agreement under which it has agreed to vote all of Orogen's Convertible Preferred Stock in favor of the transaction.** Orogen's shares of preferred stock are convertible into 3,000,000 shares of Virtusa common stock and represent ~10% of the voting power in the Company. The directors and executive officers of Virtusa have also entered into this voting agreement, and hold an additional ~5.7% of the voting power of the Company

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Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving the Company and may be deemed to be solicitation material in respect of the proposed merger transaction. In connection with the proposed merger transaction, the Company will file relevant materials with the U.S. Securities and Exchange Commission (the "***SEC***"), including a proxy statement on Schedule 14A (the "***Proxy Statement***"). This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC or send to the Company's stockholders in connection with the proposed merger transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS. The proposed merger transaction will be submitted to the Company's stockholders for their consideration. Investors and security holders will be able to obtain free copies of the Proxy Statement (when available) and other documents filed by the Company with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by the Company with the SEC will also be available free of charge on the Company's website at www.virtusa.com or by contacting the Company's Investor Relations contact at InvestorRelations@virtusa.com.

Participants in the Solicitation

The Company and its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company's stockholders with respect to the proposed merger transaction under the rules of the SEC. Information about the directors and executive officers of the Company and their ownership of shares of the Company's common stock is set forth in its Annual Report on Form 10-K for the year ended March 31, 2020, which was filed with the SEC on May 28, 2020 and was subsequently amended on July 29, 2020, its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on August 17, 2020 and in subsequent documents filed with the SEC, including the Proxy Statement. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests in the merger transaction, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of this document as described above.

Forward Looking Statements

This communication contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company generally identifies forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words. These statements are only predictions. The Company has based these forward-looking statements largely on its then-current expectations and projections about future events and financial trends as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control. The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated with the Company's ability to obtain the stockholder approval required to consummate the proposed merger transaction and the timing of the closing of the proposed merger transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed merger transaction will not occur; (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (iv) unanticipated difficulties or expenditures relating to the proposed merger transaction, the response of business partners and competitors to the announcement of the proposed merger transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger transaction; and (v) those risks detailed in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as other documents that may be filed by the Company from time to time with the SEC. Accordingly, you should not rely upon forward-looking statements as predictions of future events. The Company cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.